                                                                    Exhibit 23.3

Consent of independent public accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on ADC Telecommunications, Inc. - Broadband Communications Division and Subsidiaries dated August 3, 2001 included in C-COR.net CORP's Form 8-K/A dated October 19, 2001 and to all references to our Firm included in this registration statement.


/s/  Arthur Andersen LLP
------------------------
Arthur Andersen LLP
Minneapolis, Minnesota
December 21, 2001